Exhibit 99.1

Broadcom Inc. Announces First Quarter Fiscal Year 2019 Financial Results and Quarterly Dividend

•	Revenue of $5,789 million for the quarter, up 9 percent from the prior year period

•	GAAP diluted EPS of $1.12; Non-GAAP diluted EPS of $5.55

•	$2,033 million of free cash flow from operations, defined as cash from operations of $2,132 less capital expenditures of $99 million, up 39 percent from the prior year period

•	Quarterly dividend of $2.65 per share

•	Repurchased and eliminated 14.2 million shares for $3,513 million

•	Maintaining fiscal year 2019 revenue outlook of $24.5 billion

SAN JOSE, Calif. – March 14, 2019 – Broadcom Inc. (Nasdaq: AVGO), a global technology leader that designs, develops and supplies semiconductor and infrastructure software solutions, today reported financial results for its first quarter of fiscal year 2019, ended February 3, 2019, and announced a quarterly dividend.

“We had a good start to 2019 as we continued to execute on our proven business model. Strong results in our networking business supported our semiconductor solutions segment, despite the anticipated sharp decline in wireless. Additionally, our infrastructure software segment performed extremely well as we made good progress with the CA business integration into Broadcom.” said Hock Tan, President and CEO of Broadcom Inc. “Similar to our peers, we see a slowdown in China impacting demand. However, much of this was factored into our original guidance and we are maintaining our full year fiscal 2019 business outlook.”

“We generated over $2 billion in free cash flow in the quarter, which represented 39% growth on a year on year basis,” said Tom Krause, CFO of Broadcom Inc. “Consistent with our capital return plan, we returned $4.6 billion to stockholders in the quarter including $1.1 billion of cash dividends and $3.5 billion of share repurchases and eliminations. We remain focused on returning approximately $12 billion to stockholders in fiscal 2019 via a combination of cash dividends and stock buy backs and eliminations, while maintaining our investment grade credit rating.”

First Quarter Fiscal Year 2019 GAAP Results from Continuing Operations

Net revenue was $5,789 million, an increase of 6.3 percent from $5,444 million in the previous quarter and an increase of 8.7 percent from $5,327 million in the same quarter last year.

Gross margin was $3,208 million, or 55.4 percent of net revenue. This compares with gross margin of $2,935 million, or 53.9 percent of net revenue, in the prior quarter, and gross margin of $2,628 million, or 49.3 percent of net revenue, in the same quarter last year.

Operating expenses were $2,653 million. This compares with $1,283 million in the prior quarter and $1,685 million in the same quarter last year.

Operating income was $555 million, or 9.6 percent of net revenue. This compares with operating income of $1,652 million, or 30.3 percent of net revenue, in the prior quarter, and operating income of $943 million, or 17.7 percent of net revenue, in the same quarter last year.

Net income, which includes the impact of discontinued operations, was $471 million, or $1.12 per diluted share. This compares with net income of $1,115 million, or $2.64 per diluted share, in the prior quarter, and net income of $6,566 million, or $14.62 per diluted share, in the same quarter last year.

Cash from operations was $2,132 million in the quarter, compared to $1,685 million in the same quarter last year.

First Quarter Fiscal Year 2019 GAAP Results				Change
(Dollars in millions, except per share data)	Q1 19	Q4 18	Q1 18	Q/Q		Y/Y
Total net revenue	$5,789	$5,444	$5,327		+6.3%		+8.7%
Gross margin	55.4%	53.9%	49.3%		+150bps		+610bps
Operating expenses	$2,653	$1,283	$1,685	+$	1,370	+$	968
Net income	$471	$1,115	$6,566	-$	644	-$	6,095
Net income attributable to noncontrolling interest	$—	$—	$336		$—	-$	336
Net income attributable to common stock	$471	$1,115	$6,230	-$	644	-$	5,759
Earnings per share - diluted	$1.12	$2.64	$14.62	-$	1.52	-$	13.50

The Company’s cash and cash equivalents at the end of the first fiscal quarter were $5,093 million, compared to $4,292 million at the end of the prior quarter.

During the first fiscal quarter the Company generated $2,132 million in cash from operations and spent $3,513 million on share repurchases and eliminations, consisting of $3,436 million in repurchases of 13.9 million shares and $77 million on withholding tax payments related to net settled equity awards that vested in the quarter (representing approximately 0.3 million shares withheld), as well as $99 million on capital expenditures.

On December 28, 2018, the Company paid a cash dividend of $2.65 per share of common stock, totaling $1,067 million.

First Quarter Fiscal Year 2019 Non-GAAP Results From Continuing Operations

The differences between the Company’s GAAP and non-GAAP results are described generally under “Non-GAAP Financial Measures” below, and presented in detail in the financial reconciliation tables attached to this release.

Gross margin from continuing operations was $4,133 million, or 71.4 percent of net revenue. This compares with gross margin from continuing operations of $3,725 million, or 68.4 percent of net revenue, in the prior quarter, and $3,454 million, or 64.8 percent of net revenue, in the same quarter last year.

Operating income from continuing operations was $3,052 million, or 52.7 percent of net revenue. This compares with operating income from continuing operations of $2,862 million, or 52.5 percent of net revenue, in the prior quarter, and $2,571 million, or 48.2 percent of net revenue, in the same quarter last year.

Net income from continuing operations was $2,446 million, or $5.55 per diluted share. This compares with net income of $2,546 million, or $5.85 per diluted share, in the prior quarter, and net income of $2,345 million, or $5.12 per diluted share, in the same quarter last year.

Free cash flow from operations, defined as cash from operations less capital expenditures, was $2,033 million in the quarter, compared to $1,465 million in the same quarter last year.

First Quarter Fiscal Year 2019 Non-GAAP Results				Change
(Dollars in millions, except per share data)	Q1 19	Q4 18	Q1 18	Q/Q		Y/Y
Gross margin	71.4%	68.4%	64.8%		+300bps		+660bps
Operating expenses	$1,081	$863	$883	+$	218	+$	198
Net income	$2,446	$2,546	$2,345	-$	100	+$	101
Earnings per share - diluted	$5.55	$5.85	$5.12	-$	0.30	+$	0.43

Other Quarterly Data

Net revenue by segment							Change
(Dollars in millions)	Q1 19		Q4 18		Q1 18		Q/Q	Y/Y
Semiconductor solutions	$4,374	76%	$4,874	90%	$4,955	93%	-10%	-12%
Infrastructure software	1,403	24	513	9	328	6	173%	328%
Intellectual property licensing	12	—	57	1	44	1	-79%	-73%

Total net revenue	$5,789	100%	$5,444	100%	$5,327	100%

Fiscal Year 2019 Business Outlook

Based on current business trends and conditions, the outlook for continuing operations for fiscal year 2019, ending November 3, 2019, including contributions from CA, is expected to be as follows:

	GAAP	Reconciling Items	Non-GAAP
Net revenue	$24,500M	—	$24,500M
Operating margin	17.6%	$8,180M	51.0%
Net interest expense and other	$1,250M	—	$1,250M
Provision for income taxes	3%	8%	11%

•

Non-GAAP operating margin excludes an expected $5,210 million of amortization of acquisition-related intangible assets, $2.0 billion of stock-based compensation expense, $750 million of restructuring charges, and $220 million of acquisition-related costs; and

•	Non-GAAP tax provision is 8% higher than GAAP due to the tax effects of the projected reconciling items noted above.

Capital expenditures for the fiscal year are expected to be approximately $550 million. For the fiscal year, depreciation is expected to be $600 million and total intangible amortization is expected to be approximately $5,235 million.

The guidance provided above is only an estimate of what the Company believes is realizable as of the date of this release. Among other things, this guidance is based on an initial estimate of purchase accounting adjustments and allocations, all of which are subject to revision. The guidance excludes the impact of any mergers, acquisitions, divestiture and stock repurchase activity that may occur during fiscal year 2019. Actual results will vary from the guidance and the variations may be material. The Company undertakes no intent or obligation to publicly update or revise any of these projections, whether as a result of new information, future events or otherwise, except as required by law.

Quarterly Dividend

The Company’s Board of Directors has approved a quarterly cash dividend of $2.65 per share.

The dividend is payable on March 29, 2019 to stockholders of record at the close of business (5:00 p.m.) Eastern Time on March 21, 2019.

Financial Results Conference Call

Broadcom Inc. will host a conference call to review its financial results for the first quarter of fiscal year 2019, ended February 3, 2019, and discuss guidance for fiscal year 2019, today at 2:00 p.m. Pacific Time. Those wishing to access the call should dial (866) 310-8712; International +1 (720) 634-2946.

The passcode is 5732459. A replay of the call will be accessible for one week after the call. To access the replay dial (855) 859-2056; International +1 (404) 537-3406; and reference the passcode: 5732459. A webcast of the conference call will also be available in the “Investors” section of Broadcom’s website at www.broadcom.com.

Basis of Presentation

Broadcom Inc. is the successor to Broadcom Limited for financial reporting purposes effective as of the close of trading on April 4, 2018. Information provided for fiscal periods beginning with the fiscal quarter ended May 6, 2018, relates to Broadcom Inc. and for prior fiscal periods relates to Broadcom Limited. Unless the context otherwise requires, references in this press release to “Broadcom,” “the Company,” “we,” “our,” “us” and similar terms are to Broadcom Inc. from and after the effective time of the redomiciliation and, prior to that time, are to our predecessor, Broadcom Limited.

The Company’s financial results include contributions from CA, Inc.’s continuing operations starting in the first fiscal quarter of 2019. The financial results from businesses that have been classified as discontinued operations in the Company’s financial statements are not included in the results presented below, unless otherwise stated.

Due to the Company’s 52/53 week reporting cycle, fiscal year 2018 included an extra week in the first quarter, compared to fiscal year 2019.

Non-GAAP Financial Measures

In addition to GAAP reporting, Broadcom provides investors with net revenue, net income, operating income, gross margin, operating expenses, cash flow and other data on a non-GAAP basis. This non-GAAP information includes the effect, where applicable, of purchase accounting on revenue, and excludes amortization of acquisition-related intangible assets, stock-based compensation expense, restructuring, impairment and disposal charges, acquisition-related costs, including integration costs, purchase accounting effect on inventory, litigation settlements, impairment on investment, debt-related costs, gain (loss) on extinguishment of debt, unrealized gains on investments, income (loss) from discontinued operations and non-GAAP tax reconciling adjustments. Management does not believe that these items are reflective of the Company’s underlying performance. Internally, these non-GAAP measures are significant measures used by management for purposes of evaluating the core operating performance of the Company, establishing internal budgets, calculating return on investment for development programs and growth initiatives, comparing performance with internal forecasts and targeted business models, strategic planning, evaluating and valuing potential acquisition candidates and how their operations compare to the Company’s operations, and benchmarking performance externally against the Company’s competitors. The exclusion of these and other similar items from Broadcom’s non-GAAP financial results should not be interpreted as implying that these items are non-recurring, infrequent or unusual. Free cash flow measures have limitations as they omit certain components of the overall cash flow statement and do not represent the residual cash flow available for discretionary expenditures. Investors should not consider presentation of free cash flow measures as implying that stockholders have any right to such cash. Broadcom’s free cash flow may not be calculated in a manner comparable to similarly named measures used by other companies.

Broadcom believes this non-GAAP financial information provides additional insight into the Company’s on-going performance. Therefore, Broadcom provides this information to investors for a more consistent basis of comparison and to help them evaluate the results of the Company’s on-going operations and enable more meaningful period to period comparisons. These non-GAAP measures are provided in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial data is included in the supplemental financial data attached to this press release.

About Broadcom Inc.

Broadcom Inc. (NASDAQ: AVGO), a Delaware corporation headquartered in San Jose, CA, is a global technology leader that designs, develops and supplies a broad range of semiconductor and infrastructure software solutions. Broadcom’s category-leading product portfolio serves critical markets including data center, networking, enterprise software, broadband, wireless, storage and industrial. Our solutions include data center networking and storage, enterprise and mainframe software focused on automation, monitoring and security, smartphone components, telecoms and factory automation.

Cautionary Note Regarding Forward-Looking Statements

This announcement contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning Broadcom. These statements include, but are not limited to, statements that address our expected future business and financial performance and other statements identified by words such as “will”, “expect”, “believe”, “anticipate”, “estimate”, “should”, “intend”, “plan”, “potential”, “predict” “project”, “aim”, and similar words, phrases or expressions. These forward-looking statements are based on current expectations and beliefs of the management of Broadcom, as well as assumptions made by, and information currently available to, such management, current market trends and market conditions and involve risks and uncertainties, many of which are outside the Company’s and management’s control, and which may cause actual results to differ materially from those contained in forward-looking statements. Accordingly, you should not place undue reliance on such statements.

Particular uncertainties that could materially affect future results include risks associated with: our acquisition of CA, including (1) potential difficulties in employee retention, (2) unexpected costs, charges or expenses, and (3) our ability to successfully integrate CA’s business and achieve the anticipated benefits of the transaction; any loss of our significant customers and fluctuations in the timing and volume of significant customer demand; our dependence on contract manufacturing and outsourced supply chain; any other acquisitions we may make, including integrating acquired companies with our existing businesses and our ability to achieve the benefits, growth prospects and synergies expected by such acquisitions; our ability to accurately estimate customers’ demand and adjust our manufacturing and supply chain accordingly; our significant indebtedness and the need to generate sufficient cash flows to service and repay such debt; our dependency on a limited number of suppliers; dependence on and risks associated with distributors of our products; dependence on senior management and our ability to attract and retain qualified personnel; global economic conditions and concerns; quarterly and annual fluctuations in operating results; the amount and frequency of our stock repurchases; cyclicality in the semiconductor industry or in our target markets; our competitive performance and ability to continue achieving design wins with our customers, as well as the timing of any design wins; prolonged disruptions of our or our contract manufacturers’ manufacturing facilities or other significant operations; our ability to improve our manufacturing efficiency and quality; our dependence on outsourced service providers for certain key business services and their ability to execute to our requirements; our ability to maintain or improve gross margin; our ability to protect our intellectual property and the unpredictability of any associated litigation expenses; compatibility of our software products with operating environments, platforms or third-party products; our ability to enter into satisfactory software license agreements; sales to our government clients; availability of third party software used in our products; use of open source code sources in our products; any expenses or reputational damage associated with resolving customer product warranty and indemnification claims; our ability to sell to new types of customers and to keep pace with technological advances; market acceptance of the end products into which our products are designed; our ability to protect against a breach of security systems; changes in accounting standards; fluctuations in foreign exchange rates; our provision for income taxes and overall cash tax costs, legislation that may impact our overall cash tax costs and our ability to maintain tax concessions in certain jurisdictions; and other events and trends on a national, regional and global scale, including those of a political, economic, business, competitive and regulatory nature.

Our filings with the SEC, which you may obtain for free at the SEC’s website at http://www.sec.gov, discuss some of the important risk factors that may affect our business, results of operations and financial condition. Actual results may vary from the estimates provided. We undertake no intent or obligation to publicly update or revise any of the estimates and other forward-looking statements made in this announcement, whether as a result of new information, future events or otherwise, except as required by law.

Contact: Broadcom Inc. Beatrice F. Russotto Investor Relations 408-433-8000 investor.relations@broadcom.com

BROADCOM INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED

(IN MILLIONS, EXCEPT PER SHARE DATA)

	Fiscal Quarter Ended
	February 3, 2019	November 4, 2018	February 4, 2018
Net revenue	$5,789	$5,444	$5,327
Cost of revenue:
Cost of revenue	1,692	1,746	1,899
Purchase accounting effect on inventory	—	—	70
Amortization of acquisition-related intangible assets	833	762	715
Restructuring charges	56	1	15

Total cost of revenue	2,581	2,509	2,699

Gross margin	3,208	2,935	2,628
Research and development	1,133	948	925
Selling, general and administrative	471	237	291
Amortization of acquisition-related intangible assets	476	67	339
Restructuring, impairment and disposal charges	573	17	130
Litigation settlements	—	14	—

Total operating expenses	2,653	1,283	1,685

Operating income	555	1,652	943
Interest expense	(345)	(148)	(183)
Impairment on investment	—	(106)	—
Other income, net	68	24	35

Income from continuing operations before income taxes	278	1,422	795
Provision for (benefit from) income taxes	(203)	307	(5,786)

Income from continuing operations	481	1,115	6,581
Loss from discontinued operations, net of income taxes	(10)	—	(15)

Net income	471	1,115	6,566
Net income attributable to noncontrolling interest (1)	—	—	336

Net income attributable to common stock	$471	$1,115	$6,230

Basic income per share:
Income per share from continuing operations	$1.20	$2.71	$15.23
Income (loss) per share from discontinued operations	(0.03)	—	(0.03)

Net income per share	$1.17	$2.71	$15.20

Diluted income per share (2):
Income per share from continuing operations	$1.15	$2.64	$14.66
Income (loss) per share from discontinued operations	(0.03)	—	(0.04)

Net income per share	$1.12	$2.64	$14.62

Shares used in per share calculations:
Basic	401	412	410
Diluted	419	423	426
Stock-based compensation expense included in continuing operations:
Cost of revenue	$34	$23	$20
Research and development	311	225	203
Selling, general and administrative	120	69	76

Total stock-based compensation expense	$465	$317	$299

(1)

In connection with the redomiciliation to the United States on April 4, 2018, or the Redomiciliation, all outstanding exchangeable limited partnership units, or LP Units, in Broadcom Cayman L.P. were exchanged for common stock of Broadcom on a one-for-one basis and the noncontrolling interest, or NCI, was eliminated. Net income attributable to NCI prior to the Redomiciliation represents approximately 5% of net income attributable to LP Units.

(2)

For the fiscal quarter ended February 4, 2018, diluted income per share excluded the potentially dilutive effect of the exchange of LP Units as their effect was antidilutive. There were no LP Units outstanding during the fiscal quarters ended February 3, 2019 or November 4, 2018 due to the Redomiciliation.

BROADCOM INC.

FINANCIAL RECONCILIATION: GAAP TO NON-GAAP - UNAUDITED

(IN MILLIONS)

	Fiscal Quarter Ended
	February 3, 2019	November 4, 2018	February 4, 2018
Net revenue on GAAP basis	$5,789	$5,444	$5,327
Acquisition-related purchase accounting revenue adjustment (1)	—	4	4

Net revenue on non-GAAP basis	$5,789	$5,448	$5,331

Gross margin on GAAP basis	$3,208	$2,935	$2,628
Acquisition-related purchase accounting revenue adjustment (1)	—	4	4
Purchase accounting effect on inventory	—	—	70
Amortization of acquisition-related intangible assets	833	762	715
Stock-based compensation expense	34	23	20
Restructuring charges	56	1	15
Acquisition-related costs	2	—	2

Gross margin on non-GAAP basis	$4,133	$3,725	$3,454

Research and development on GAAP basis	$1,133	$948	$925
Stock-based compensation expense	311	225	203
Acquisition-related costs	2	1	3

Research and development on non-GAAP basis	$820	$722	$719

Selling, general and administrative expense on GAAP basis	$471	$237	$291
Stock-based compensation expense	120	69	76
Acquisition-related costs	90	27	51

Selling, general and administrative expense on non-GAAP basis	$261	$141	$164

Total operating expenses on GAAP basis	$2,653	$1,283	$1,685
Amortization of acquisition-related intangible assets	476	67	339
Stock-based compensation expense	431	294	279
Restructuring, impairment and disposal charges	573	17	130
Litigation settlements	—	14	—
Acquisition-related costs	92	28	54

Total operating expenses on non-GAAP basis	$1,081	$863	$883

Operating income on GAAP basis	$555	$1,652	$943
Acquisition-related purchase accounting revenue adjustment (1)	—	4	4
Purchase accounting effect on inventory	—	—	70
Amortization of acquisition-related intangible assets	1,309	829	1,054
Stock-based compensation expense	465	317	299
Restructuring, impairment and disposal charges	629	18	145
Litigation settlements	—	14	—
Acquisition-related costs	94	28	56

Operating income on non-GAAP basis	$3,052	$2,862	$2,571

Interest expense on GAAP basis	$(345)	$(148)	$(183)
Debt-related costs	—	—	32

Interest expense on non-GAAP basis	$(345)	$(148)	$(151)

Other income, net on GAAP basis	$68	$24	$35
Unrealized gains on investments	(27)	—	—

Other income, net on non-GAAP basis	$41	$24	$35

Income from continuing operations before income taxes on GAAP basis	$278	$1,422	$795
Acquisition-related purchase accounting revenue adjustment (1)	—	4	4
Purchase accounting effect on inventory	—	—	70
Amortization of acquisition-related intangible assets	1,309	829	1,054
Stock-based compensation expense	465	317	299
Restructuring, impairment and disposal charges	629	18	145
Litigation settlements	—	14	—
Acquisition-related costs	94	28	56
Impairment on investment	—	106	—
Debt-related costs	—	—	32
Unrealized gains on investments	(27)	—	—

Income before income taxes on non-GAAP basis	$2,748	$2,738	$2,455

Provision for (benefit from) income taxes on GAAP basis	$(203)	$307	$(5,786)
Non-GAAP tax reconciling adjustments	505	(115)	5,896

Provision for income taxes on non-GAAP basis	$302	$192	$110

Net income on GAAP basis	$471	$1,115	$6,566
Acquisition-related purchase accounting revenue adjustment (1)	—	4	4
Purchase accounting effect on inventory	—	—	70
Amortization of acquisition-related intangible assets	1,309	829	1,054
Stock-based compensation expense	465	317	299
Restructuring, impairment and disposal charges	629	18	145
Litigation settlements	—	14	—
Acquisition-related costs	94	28	56
Impairment on investment	—	106	—
Debt-related costs	—	—	32
Unrealized gains on investments	(27)	—	—
Non-GAAP tax reconciling adjustments	(505)	115	(5,896)
Discontinued operations, net of income taxes	10	—	15

Net income on non-GAAP basis	$2,446	$2,546	$2,345

Shares used in per share calculation - diluted on GAAP basis	419	423	426
Non-GAAP adjustment (2)	22	12	32

Shares used in per share calculation - diluted on non-GAAP basis	441	435	458

Net income on non-GAAP basis	$2,446	$2,546	$2,345
Interest expense on non-GAAP basis	345	148	151
Provision for income taxes on non-GAAP basis	302	192	110
Depreciation	143	132	126

Adjusted EBITDA	$3,236	$3,018	$2,732

Net cash provided by operating activities	$2,132	$2,635	$1,685
Purchases of property, plant and equipment	(99)	(106)	(220)

Free cash flow	$2,033	$2,529	$1,465

	Fiscal Quarter Ending
Expected fully diluted share count:	May 5, 2019
Shares used in per share calculation - diluted on GAAP basis	422
Non-GAAP adjustment (2)	28

Shares used in per share calculation - diluted on non-GAAP basis	450

(1)	Amounts represent licensing revenue not included in GAAP net revenue as a result of the effect of purchase accounting for acquisitions.
(2)

Non-GAAP adjustment for number of shares used in the diluted per share calculations excludes the impact of stock-based compensation expense expected to be incurred in future periods and not yet recognized in the financial statements, which would otherwise be assumed to be used to repurchase shares under the GAAP treasury stock method. Non-GAAP adjustment also includes the impact of LP Units that are anti-dilutive on a GAAP basis for the fiscal quarter ended February 4, 2018.

BROADCOM INC.

CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED

(IN MILLIONS)

	February 3, 2019	November 4, 2018
ASSETS
Current assets:
Cash and cash equivalents	$5,093	$4,292
Trade accounts receivable, net	3,677	3,325
Inventory	1,074	1,124
Other current assets	760	366

Total current assets	10,604	9,107
Long-term assets:
Property, plant and equipment, net	2,684	2,635
Goodwill	36,647	26,913
Intangible assets, net	21,493	10,762
Other long-term assets	682	707

Total assets	$72,110	$50,124

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$738	$811
Employee compensation and benefits	463	715
Current portion of long-term debt	3,537	—
Other current liabilities	3,611	812

Total current liabilities	8,349	2,338
Long-term liabilities:
Long-term debt	34,104	17,493
Other long-term liabilities	6,433	3,636

Total liabilities	48,886	23,467

Stockholders’ equity:
Common stock and additional paid-in capital	23,081	23,285
Retained earnings	259	3,487
Accumulated other comprehensive loss	(116)	(115)

Total stockholders’ equity	23,224	26,657

Total liabilities and stockholders’ equity	$72,110	$50,124

BROADCOM INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED

(IN MILLIONS)

	Fiscal Quarter Ended
	February 3, 2019	November 4, 2018	February 4, 2018
Cash flows from operating activities:
Net income	$471	$1,115	$6,566
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of intangible assets	1,316	836	1,058
Depreciation	143	132	126
Stock-based compensation	465	317	299
Deferred taxes and other non-cash taxes	(379)	242	(5,832)
Impairment on investment	—	106	—
Non-cash restructuring, impairment and disposal charges	92	8	5
Non-cash interest expense	13	6	6
Other	(21)	15	3
Changes in assets and liabilities, net of acquisitions and disposals:
Trade accounts receivable, net	68	(312)	199
Inventory	50	92	250
Accounts payable	(169)	28	(403)
Employee compensation and benefits	(458)	93	(376)
Contributions to defined benefit pension plans	—	—	(129)
Other current assets and current liabilities	506	163	284
Other long-term assets and long-term liabilities	35	(206)	(371)

Net cash provided by operating activities	2,132	2,635	1,685

Cash flows from investing activities:
Acquisitions of businesses, net of cash acquired	(16,027)	(7)	(4,786)
Business sale proceeds (repayments)	957	(9)	782
Purchases of property, plant and equipment	(99)	(106)	(220)
Proceeds from disposals of property, plant and equipment	—	1	237
Purchases of investments	—	—	(244)
Other	(24)	3	4

Net cash used in investing activities	(15,193)	(118)	(4,227)

Cash flows from financing activities:
Proceeds from long-term borrowings	17,896	—	—
Repayment of debt	—	(117)	(856)
Payment of debt issuance costs	(46)	—	—
Other borrowings	531	—	—
Dividend and distribution payments	(1,067)	(723)	(755)
Repurchases of common stock—repurchase program	(3,436)	(1,533)	—
Shares repurchased for tax witholdings on vesting of equity awards	(77)	(21)	—
Issuance of common stock	62	59	34
Other	(1)	(26)	(9)

Net cash provided by (used in) financing activities	13,862	(2,361)	(1,586)

Net change in cash and cash equivalents	801	156	(4,128)
Cash and cash equivalents at the beginning of period	4,292	4,136	11,204

Cash and cash equivalents at end of period	$5,093	$4,292	$7,076

Supplemental disclosure of cash flow information:
Cash paid for interest	$423	$2	$232
Cash paid for income taxes	$95	$189	$109